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EXHIBIT 11

                               Statement Regarding Computation of Per Share Earnings

                               Three and Six Months Ended December 31, 1998 and 1997

                                 (Dollars in thousands, except per share amounts)




                                                           Three months ended               Six months ended
                                                              December 31,                    December 31,
                                                      ---------------------------     ---------------------------
                                                          1998            1997            1998            1997
                                                      -----------     -----------     -----------     -----------
Net income ......................................     $     2,818     $     2,742     $     5,669     $     5,428
                                                      ===========     ===========     ===========     ===========

Number of shares outstanding:
  Weighted average shares issued ................      11,900,000      11,900,000      11,900,000      11,900,000
  Less:  Weighted average shares held in treasury       2,786,240       2,254,564       2,697,326       2,254,996
  Less:  Average shares held by the ESOP ........         952,000         952,000         952,000         952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year ...         346,338         259,558         335,100         249,098
                                                      -----------     -----------     -----------     -----------
         Average basic shares ...................       8,508,098       8,952,994       8,585,774       8,942,102
  Plus:  Average common stock equivalents .......         607,104         752,078         635,774         729,498
                                                      -----------     -----------     -----------     -----------
         Average diluted shares .................       9,115,202       9,705,072       9,221,548       9,671,600
                                                      ===========     ===========     ===========     ===========

Earnings per common share:
         Basic ..................................     $      0.33     $      0.31     $      0.66     $      0.61
                                                      ===========     ===========     ===========     ===========
         Diluted ................................     $      0.31     $      0.28     $      0.62     $      0.56
                                                      ===========     ===========     ===========     ===========
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